Exhibit 99(a) 46

THE LAZARD FUNDS, INC.

ARTICLES OF AMENDMENT

THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation (the “Charter”) are hereby amended to change the name of the Corporation’s Lazard Real Assets and Pricing Opportunities Portfolio to Lazard Real Assets Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard Real Assets and Pricing Opportunities Portfolio are redesignated as Institutional Shares of Lazard Real Assets Portfolio, the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard Real Assets and Pricing Opportunities Portfolio are redesignated as Open Shares of Lazard Real Assets Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as R6 Shares of Lazard Real Assets and Pricing Opportunities Portfolio are redesignated as R6 Shares of Lazard Real Assets Portfolio.

SECOND: The foregoing amendment to the Charter has been approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The foregoing amendment does not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in the foregoing amendment, the total number of shares of stock that the Corporation has authority to issue remains at six billion nine hundred million (6,900,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of six million nine hundred thousand dollars ($6,900,000.00), classified as follows:

Portfolio	Shares Authorized

Lazard US Equity Concentrated Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Equity Focus Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	100,000,000
R6 Common Stock	50,000,000

Lazard US Small-Mid Cap Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Sustainable Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Portfolio	Shares Authorized

Lazard International Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Equity Advantage Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Equity Concentrated Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Quality Growth Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Equity Value Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Strategic Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Small Cap Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
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Portfolio	Shares Authorized

Lazard Managed Equity Volatility Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Strategic Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Equity Franchise Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Listed Infrastructure Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Core Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Equity Portfolio
Institutional Common Stock	700,000,000
Open Common Stock	200,000,000
R6 Common Stock	500,000,000

Lazard Developing Markets Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Equity Advantage Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Equity Blend Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000
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Portfolio	Shares Authorized

Lazard Emerging Markets Debt Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Realty Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	100,000,000
R6 Common Stock	100,000,000

Lazard Real Assets Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Corporate Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Short Duration Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Dynamic Multi-Asset Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Enhanced Opportunities Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Opportunistic Strategies Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Unclassified	500,000,000

Total	6,900,000,000
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The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of December 3, 2020.

THE LAZARD FUNDS, INC.

By:	/s/ Mark R. Anderson
Name: Mark R. Anderson
Title: Vice President

WITNESS:
/s/ Shari Soloway
Name: Shari Soloway
Title: Assistant Secretary
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